Exhibit 99.1
Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports First Quarter 2023 Results
Chicago – May 3, 2023 - Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter ended March 31, 2023.

Financial results for the quarter ended March 31, 2023
Net income attributable to common shareholders was $20.7 million, or $0.19 per diluted share, for the quarter ended March 31, 2023. This compares to net loss attributable to common shareholders of $0.7 million, or $0.01 per diluted share, for the quarter ended March 31, 2022. The increase in net income was primarily due to an increase in interest income from higher average interest rates.

Funds from Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, for the quarter ended March 31, 2023, were $25.1 million, or $0.22 per diluted share. This compares to FFO for the quarter ended March 31, 2022 of $3.7 million, or $0.03 per diluted share. The following items impacted FFO for the quarter ended March 31, 2023, compared to the corresponding 2022 period:
•$0.24 per diluted share increase in interest and other income, net;
•$(0.02) per diluted share decrease in same property NOI;
•$(0.02) per diluted share decrease in NOI from properties sold; and
•$(0.01) per diluted share increase in income tax expense.

Normalized FFO was $25.3 million, or $0.23 per diluted share, for the quarter ended March 31, 2023. This compares to Normalized FFO for the quarter ended March 31, 2022 of $3.7 million, or $0.03 per diluted share. The following items impacted Normalized FFO for the quarter ended March 31, 2023, compared to the corresponding 2022 period:
•$0.24 per diluted share increase in interest and other income, net;
•$(0.02) per diluted share decrease in same property NOI;
•$(0.02) per diluted share decrease in NOI from properties sold; and
•$(0.01) per diluted share increase in income tax expense.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that obscure the company’s operating performance. Definitions of FFO, Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

As of March 31, 2023, the company’s cash and cash equivalents balance was $2.1 billion.

Same property results for the quarter ended March 31, 2023
The company’s same property portfolio at the end of the quarter consisted of 4 properties totaling 1.5 million square feet. Operating results were as follows:
•The same property portfolio was 81.6% leased as of March 31, 2023, compared to 82.8% as of December 31, 2022, and 83.3% as of March 31, 2022.
•The same property portfolio commenced occupancy was 77.0% as of March 31, 2023, compared to 78.7% as of December 31, 2022, and 79.5% as of March 31, 2022.

•Same property NOI decreased 20.5% when compared to the same period in 2022, primarily due to the collection of $1.9 million of a previously reserved receivable in the quarter ended March 31, 2022.
•Same property cash NOI decreased 17.0% when compared to the same period in 2022, primarily due to the collection of the previously reserved receivable described above.
•Excluding the collection of the previously reserved receivable, same property NOI and same property cash NOI decreased 2.7% and increased 2.3%, respectively, when compared to the same period in 2022.
•The company entered into leases for approximately 60,000 square feet, including a renewal leases for approximately 37,000 square feet and new leases for approximately 23,000 square feet.
•The GAAP rental rate on new and renewal leases was 13.8% higher compared to the prior GAAP rental rate for the same space.
•The cash rental rate on new and renewal leases was 3.6% higher compared to the prior cash rental rate for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to net income, determined in accordance with GAAP, are included at the end of this press release. The same property portfolio at the end of the quarter included properties continuously owned from January 1, 2022 through March 31, 2023.

Significant events during the quarter ended March 31, 2023
On February 13, 2023, the company declared a special, one-time cash distribution of $4.25 per common share, which was paid on March 9, 2023 to shareholders of record on February 23, 2023.

Earnings Conference Call & Supplemental Operating and Financial Information
Equity Commonwealth will host a conference call to discuss first quarter results on Thursday, May 4, 2023, at 9:00 A.M. CT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s First Quarter 2023 Supplemental Operating and Financial Information is available in the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. EQC’s portfolio is comprised of four properties totaling 1.5 million square feet.

Regulation FD Disclosures
We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify forward-looking statements by the use of forward-looking terminology, including but not limited to, “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Contact:
Bill Griffiths
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except share data)

	March 31, 2023	December 31, 2022
ASSETS
Real estate properties:
Land	$44,060	$44,060
Buildings and improvements	364,155	364,063
	408,215	408,123
Accumulated depreciation	(171,379)	(169,530)
	236,836	238,593
Cash and cash equivalents	2,128,688	2,582,222
Rents receivable	15,606	16,009
Other assets, net	18,194	18,061
Total assets	$2,399,324	$2,854,885

LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$19,642	$25,935
Rent collected in advance	2,815	2,355
Distributions payable	7,795	2,863
Total liabilities	$30,252	$31,153

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6.50% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 109,701,592 and 109,428,252 shares issued and outstanding, respectively	1,097	1,094
Additional paid in capital	3,976,643	3,979,566
Cumulative net income	3,858,500	3,835,815
Cumulative common distributions	(4,866,401)	(4,393,522)
Cumulative preferred distributions	(727,685)	(725,688)
Total shareholders’ equity	2,361,417	2,816,528
Noncontrolling interest	7,655	7,204
Total equity	$2,369,072	$2,823,732
Total liabilities and equity	$2,399,324	$2,854,885

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2023	2022
Revenues:
Rental revenue	$14,226	$15,840
Other revenue (1)	1,350	846
Total revenues	$15,576	$16,686

Expenses:
Operating expenses	$7,256	$4,533
Depreciation and amortization	4,310	4,412
General and administrative	8,555	8,002
Total expenses	$20,121	$16,947

Interest and other income, net	28,376	1,574
Income before income taxes	23,831	1,313
Income tax expense	(1,080)	(8)
Net income	$22,751	$1,305
Net income attributable to noncontrolling interest	(66)	(3)
Net income attributable to Equity Commonwealth	$22,685	$1,302
Preferred distributions	(1,997)	(1,997)
Net income (loss) attributable to Equity Commonwealth common shareholders	$20,688	$(695)

Weighted average common shares outstanding — basic (2)	109,720	113,740
Weighted average common shares outstanding — diluted (2)(3)	111,300	113,740

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$0.19	$(0.01)
Diluted	$0.19	$(0.01)

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Weighted average common shares outstanding for the three months ended March 31, 2023 and 2022 includes 113 and 162 unvested, earned RSUs, respectively.
(3)
As of March 31, 2023, we had 4,915 series D preferred shares outstanding. The series D preferred shares were convertible into 4,032 common shares as of March 31, 2023 and 3,237 common shares as of March 31, 2022. The series D preferred shares are anti-dilutive for GAAP EPS for the three months ended March 31, 2023 and 2022.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2023	2022
Calculation of FFO
Net income	$22,751	$1,305
Real estate depreciation and amortization	4,299	4,373
FFO attributable to Equity Commonwealth	27,050	5,678
Preferred distributions	(1,997)	(1,997)
FFO attributable to EQC common shareholders and unitholders	$25,053	$3,681

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$25,053	$3,681
Straight-line rent adjustments	279	10
Normalized FFO attributable to EQC common shareholders and unitholders	$25,332	$3,691

Weighted average common shares and units outstanding — basic (1)	110,044	114,008
Weighted average common shares and units outstanding — diluted (1)	111,624	114,468

FFO attributable to EQC common shareholders and unitholders per share and unit — basic	$0.23	$0.03
FFO attributable to EQC common shareholders and unitholders per share and unit — diluted	$0.22	$0.03
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit — basic	$0.23	$0.03
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit — diluted	$0.23	$0.03

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended March 31, 2023 and 2022 include 324 and 268 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

We compute FFO in accordance with standards established by Nareit. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from Nareit’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Three Months Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$14,226	$14,628	$13,869	$14,426	$15,840
Other revenue (1)	1,350	1,159	1,257	1,115	846
Operating expenses	(7,256)	(6,986)	(6,073)	(6,592)	(4,533)
NOI	$8,320	$8,801	$9,053	$8,949	$12,153
Straight-line rent adjustments	279	389	(61)	(100)	10
Lease termination fees	(177)	(743)	(259)	(177)	(325)
Cash Basis NOI	$8,422	$8,447	$8,733	$8,672	$11,838
Cash Basis NOI from non-same properties (2)	(4)	14	48	27	(1,699)
Same Property Cash Basis NOI	$8,418	$8,461	$8,781	$8,699	$10,139
Non-cash rental income and lease termination fees from same properties	(102)	354	320	277	315
Same Property NOI	$8,316	$8,815	$9,101	$8,976	$10,454

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$8,316	$8,815	$9,101	$8,976	$10,454
Non-cash rental income and lease termination fees from same properties	102	(354)	(320)	(277)	(315)
Same Property Cash Basis NOI	$8,418	$8,461	$8,781	$8,699	$10,139
Cash Basis NOI from non-same properties (2)	4	(14)	(48)	(27)	1,699
Cash Basis NOI	$8,422	$8,447	$8,733	$8,672	$11,838
Straight-line rent adjustments	(279)	(389)	61	100	(10)
Lease termination fees	177	743	259	177	325
NOI	$8,320	$8,801	$9,053	$8,949	$12,153
Depreciation and amortization	(4,310)	(4,634)	(4,451)	(4,313)	(4,412)
General and administrative	(8,555)	(7,137)	(7,593)	(7,646)	(8,002)
Interest and other income, net	28,376	24,263	15,145	5,963	1,574
Gain on sale of properties, net	—	7	90	—	—
Income before income taxes	$23,831	$21,300	$12,244	$2,953	$1,313
Income tax expense	(1,080)	(372)	(23)	(50)	(8)
Net income	$22,751	$20,928	$12,221	$2,903	$1,305

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight-line rent adjustments, lease value amortization and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2022 through March 31, 2023. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2022 through March 31, 2023.Properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they may help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.